Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Union Street Trust of our reports dated October 13, 2025, relating to the financial statements and financial highlights of Fidelity Arizona Municipal Income Fund and Fidelity Maryland Municipal Income Fund, which appear in Fidelity Union Street Trust’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 22, 2025